Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:
1.Registration Statement (Form S-8 No. 333-268624) pertaining to the 2022 Omnibus Incentive Plan and Employee Stock Purchase Plan of F&G Annuities & Life, Inc.;
of our report dated February 27, 2023, with respect to the consolidated financial statements and schedules of F&G Annuities & Life, Inc. and subsidiaries included in this Annual Report (Form 10-K) of F&G Annuities & Life, Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Des Moines, IA
February 27, 2023